Exhibit 99.1

INSYS Therapeutics Initiates Court-Supervised Process to Facilitate

Asset Sales and Address Legacy Liabilities

Company to Facilitate Transaction Process and Sale of Substantially All Assets Through Chapter 11 of the U.S. Bankruptcy Code

Operations to Continue as Normal Including Payment of Employee Wages and Benefits and Continuing Programs for Customers; Vendors and Suppliers to Receive Full Payment for Goods and Services Provided Post-Filing

PHOENIX – June 10, 2019 – INSYS Therapeutics, Inc. (NASDAQ: INSY) (“INSYS” or the “Company”), a specialty pharmaceutical development and distribution company, announced today that INSYS has filed voluntary cases (the “Chapter 11 Cases”) under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court in the District of Delaware (the “Court”) to facilitate the sale of substantially all of the Company’s assets and address the Company’s legacy legal liabilities. INSYS intends to continue operating its business in the ordinary course while it pursues these transactions through the court-supervised sale process.

Throughout the court-supervised Chapter 11 process, INSYS intends to utilize existing cash on hand and operating cash flows to support its continued operations, including payment of all employee wages and benefits without interruption and continuing programs offered to customers. The Company intends to pay vendors and suppliers in full under normal terms for goods and services provided after the filing date of June 10, 2019. To these ends, the Company has filed a number of customary motions seeking Court authorization to continue to support its business operations. INSYS expects to receive Court approval for all of these requests.

“After conducting a thorough review of available strategic alternatives, we determined that a court-supervised sale process is the best course of action to maximize the value of our assets and address our legacy legal challenges in a fair and transparent manner,” said Andrew G. Long, Chief Executive Officer of INSYS Therapeutics, Inc. “INSYS has compelling assets and a highly talented team. We believe this process will provide us with a forum to negotiate an equitable resolution with our creditors and represents the best opportunity for our people and our business.”

INSYS intends to conduct the asset sales in accordance with Section 363 of the U.S. Bankruptcy Code. The Chapter 11 process is intended to facilitate an orderly auction and sale process and maximize value for INSYS’ creditors. INSYS aims to complete the asset sales within 90 days and address creditors’ claims as efficiently and expeditiously as possible.

Court documents and additional information can be found at a website administered by INSYS’ claims agent, Epiq, at https://dm.epiq11.com/Insys or by calling the Company’s Restructuring Hotline, toll-free in the U.S., at (855) 424-7683. For calls originating outside of the U.S., please dial +1 (503) 520-4461.

Weil, Gotshal & Manges LLP is serving as legal counsel to INSYS, Lazard Frères & Co. LLC is serving as investment banker, and FTI Consulting, Inc. is serving as financial advisor.

About INSYS

INSYS Therapeutics is a specialty pharmaceutical company using proprietary technology and capabilities to develop and commercialize innovative pharmaceutical products intended to address unmet medical needs and the clinical shortcomings of existing commercial products.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” “intend” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these identifying words.  All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes, targets or anticipates will or may occur in the future are forward-looking statements. The Company’s actual results may differ materially from those anticipated in these forward-looking statements as a result of certain risks and other factors, which could include the following: risks and uncertainties relating to the Chapter 11 Cases, including but not limited to, the Company’s ability to obtain Court approval with respect to motions in the Chapter 11 Cases, the effects of the Chapter 11 Cases on the Company and on the interests of various constituents, Court rulings in the Chapter 11 Cases and the outcome of the Chapter 11 Cases in general, the length of time the Company will operate under the Chapter 11 Cases, risks associated with third-party motions in the Chapter 11 Cases, the potential adverse effects of the Chapter 11 Cases on the Company’s liquidity or results of operations and increased legal and other professional costs necessary to execute the Company’s reorganization; the effects of disruption from the Chapter 11 Cases making it more difficult to maintain business and operational relationships, to retain key executives and to maintain various licenses and approvals necessary for the Company to conduct its business; uncertainty associated with the Company’s ability to complete the sale of its assets as contemplated by the Chapter 11 Cases; trading price and volatility of the Company’s common stock and the ability of the Company to remain listed on Nasdaq as well as other risk factors set forth in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission. The Company therefore cautions readers against relying on these forward-looking statements. All forward-looking statements attributable to the Company or persons acting on the Company’s behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made, and, except as required by law, the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

Investor Relations & Corporate Communications

Jackie Marcus or Chris Hodges

Alpha IR Group

312-445-2870

INSY@alpha-ir.com

or

Michael Freitag / Matthew Gross / Andrew Squire

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449